ISSUER FREE WRITING PROSPECTUS NO. 1536BK Filed Pursuant to Rule 433 Registration Statement No. 333-162195 Dated May 24, 2012 Deutsche Bank AG Trigger Phoenix Autocallable Optimization Securities
Linked to the Common Stock of Electronic Arts Inc. due on or about May 30, 2013
Linked to the Common Stock of J. C. Penney Company, Inc. due on or about May 30, 2013
Linked to the Common Stock of Abercrombie & Fitch Co. due on or about May 30, 2013

Investment Description
Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the common stock of a specific company described herein (each, an “Underlying Stock”). If the Closing Price of the Underlying Stock on the applicable quarterly Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you a quarterly contingent coupon (a “Contingent Coupon”).  Otherwise, no coupon will be accrued or payable with respect to that Observation Date. If the Closing Price of the Underlying Stock on any Observation Date (including the Final Valuation Date) is greater than or equal to the Initial Price, Deutsche Bank AG will automatically call the Securities and pay you your initial investment plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you.  If the Securities are not automatically called and the Final Price is not less than the Trigger Price (which is the same price as the applicable Coupon Barrier), at maturity Deutsche Bank AG will pay you an amount equal to your initial investment, plus the applicable Contingent Coupon for the final quarter. However, if the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you less than your initial investment resulting in a loss of 1.00% of your initial investment for every 1.00% decline in the Final Price as compared to the Initial Price. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. Investing in the Securities is subject to significant risks, including the risk of losing your entire initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Features	Key Dates1
❑   Contingent Coupon — If the Closing Price of the Underlying Stock on the applicable quarterly Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you a quarterly Contingent Coupon. Otherwise, no coupon will be payable with respect to that Observation Date.
❑   Automatically Callable — If the Closing Price of the Underlying Stock on any Observation Date (including the Final Valuation Date) is greater than or equal to the Initial Price, we will automatically call the Securities and pay you your initial investment plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not called, investors may have downside market exposure to the Underlying Stock at maturity, subject to any contingent repayment of your initial investment.
❑   Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity — If you hold the Securities to maturity and the Final Price is not less than the Trigger Price (or Coupon Barrier), we will pay you your initial investment at maturity, plus the applicable Contingent Coupon for the final quarter. If the Final Price is less than the Trigger Price, however, Deutsche Bank AG will repay less than your initial investment, resulting in a loss of your initial investment that is proportionate to the decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
	Trade Date Settlement Date Observation Dates2 Final Valuation Date2 Maturity Date2,3 1Expected. 2See page 3 for additional details. 3365 days from the Settlement Date.	May 24, 2012 May 30, 2012 Quarterly May 24, 2013 May 30, 2013

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering
We are offering three Trigger Phoenix Autocallable Optimization Securities (each a “Security”). Each Security is linked to the performance of the common stock of a different company, and each has a different Contingent Coupon Rate and may have a different Initial Price, Trigger Price and Coupon Barrier. The Initial Price, Trigger Price and Coupon Barrier for each Security will be determined on the Trade Date. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof
Underlying Stock	Contingent Coupon Rate	Initial Price	Trigger Price	Coupon Barrier	CUSIP/ ISIN
Common stock of Electronic Arts Inc. (Ticker: EA)	12.00% per annum		59.00% of the Initial Price	59.00% of the Initial Price	25154X785 / US25154X7856
Common stock of J. C. Penney Company, Inc. (Ticker: JCP)	12.50% per annum		50.00% of the Initial Price	50.00% of the Initial Price	25154X769 / US25154X7690
Common stock of Abercrombie & Fitch Co. (Ticker: ANF)	14.00% per annum		50.00% of the Initial Price	50.00% of the Initial Price	25154X777 / US25154X7773
See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in product supplement BK dated January 20, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 29, 2009 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement and product supplement BK. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of Electronic Arts Inc.		$$10.00		$$0.15		$$9.85
Securities linked to the common stock of J. C. Penney Company, Inc.		$$10.00		$$0.15		$$9.85
Securities linked to the common stock of Abercrombie & Fitch Co.		$$10.00		$$0.15		$$9.85
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.
Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this free writing prospectus, together with product supplement BK dated January 20, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BK dated January 20, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512018707/d286430d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase Securities.

If the terms described in this free writing prospectus are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities. All references to “Underlying Stock,” “Underlying Stock Return,” “Trigger Price,” “Final Price,” “Initial Price” and “Closing Price” in this free writing prospectus shall be deemed to refer to “Reference Underlying,” “Reference Underlying Return,” “Threshold Level,” “Final Level,” “Initial Level,” and “Closing Level,” respectively, as used in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 5 of this free writing prospectus and “Risk Factors” on page 7 of the accompanying product supplement

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:
♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You can tolerate the loss of some or all of your investment and are willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦    You believe the Closing Price of the Underlying Stock will be greater than or equal to the Coupon Barrier on the applicable Observation Dates, including the Final Valuation Date.

♦    You are willing to make an investment whose return is limited to the applicable Contingent Coupons, regardless of any potential appreciation of the Underlying Stock, which could be significant.

♦    You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦    You are willing to invest in the Securities based on the Contingent Coupon Rate as specified on the cover of this free writing prospectus.

♦    You do not seek guaranteed current income from this investment and are willing to forgo any dividends paid on the Underlying Stock.

♦    You are willing and able to hold Securities that will be called on the earliest Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Price, and you are otherwise willing and able to hold the Securities to maturity for a term of 1 year, and are not seeking an investment for which there will be an active secondary market.

♦    You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you might not receive any amounts due to you including any payment of Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You cannot tolerate the loss of a substantial portion or all of your investment and you are not willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦    You require an investment designed to provide a full return of your initial investment at maturity.

♦    You believe the Securities will not be called and the Closing Price of the Underlying Stock will be less than the Coupon Barrier on the specified Observation Dates and less than the Trigger Price on the Final Valuation Date.

♦    You seek an investment that participates in the full appreciation in the price of the Underlying Stock or that has unlimited return potential.

♦    You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦    You are unwilling to invest in the Securities based on the Contingent Coupon Rate as specified on the cover of this free writing prospectus.

♦    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦    You seek guaranteed current income from this investment or you prefer to receive dividends paid on the Underlying Stock.

♦    You are unwilling or unable to hold Securities that will be called on any Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Price, or you are otherwise unable or unwilling to hold the Securities to maturity for a term of 1 year, and seek an investment for which there will be an active secondary market.

♦    You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any payment of Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	100% of the Face Amount per Security (subject to a minimum purchase of 100 Securities, or $1,000)
Face Amount	$10.00 per Security
Term	Approximately 1 year, subject to an earlier automatic call
Trade Date1	May 24, 2012
Settlement Date1	May 30, 2012
Final Valuation Date1, 2	May 24, 2013
Maturity Date1, 2, 3	May 30, 2013
Underlying Stocks	Common stock of Electronic Arts Inc. (Ticker: EA) Common stock of J. C. Penney Company, Inc. (Ticker: JCP) Common stock of Abercrombie & Fitch Co. (Ticker: ANF)
Call Feature
The Securities will be automatically called if the Closing Price of the relevant Underlying Stock on any Observation Date is greater than or equal to the Initial Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to your initial investment plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Observation Dates1, 2	Quarterly, on the dates set forth in the table below.
Call Settlement Dates3	Two business days following the relevant Observation Date, except that the Call Settlement Date for the final Observation Date will be the Maturity Date.
Contingent Coupon
If the Closing Price of the Underlying Stock on any Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you the Contingent Coupon applicable to such Observation Date on the related Coupon Payment Date.
If the Closing Price of the Underlying Stock on any Observation Date is less than the Coupon Barrier, the Contingent Coupon applicable to such Observation Date will not be accrued or payable and Deutsche Bank AG will not make any payment to you on the related Coupon Payment Date.
The Contingent Coupon will be a fixed amount based upon equal quarterly installments at the Contingent Coupon Rate. The table below sets forth each Observation Date and the relevant Contingent Coupon for each Security that would be payable for each Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Coupon Barrier.  The table below reflects the Contingent Coupon Rate of (i) 12.00% per annum for the Securities linked to the common stock of Electronic Arts Inc., (ii) 12.50% per annum for the Securities linked to the common stock of J. C. Penney Company, Inc., and (iii) 14.00% per annum for the Securities linked to the common stock of Abercrombie & Fitch Co.

Observation Dates	Expected Coupon Payment Dates	EA	JCP	ANF
August 24, 2012	August 28, 2012	$0.3000	$0.3125	$0.3500
November 26, 2012	November 28, 2012	$0.3000	$0.3125	$0.3500
February 25, 2013	February 27, 2013	$0.3000	$0.3125	$0.3500
May 24, 2013 (Final Valuation Date)	May 30, 2013 (Maturity Date)	$0.3000	$0.3125	$0.3500

Contingent Coupon payments on the Securities are not guaranteed. Deutsche Bank AG will not pay you the Contingent Coupon for any Observation Date on which the Closing Price of the applicable Underlying Stock is less than the Coupon Barrier.

Contingent Coupon Rate
For the Securities linked to the common stock of Electronic Arts Inc., 12.00% per annum.
For the Securities linked to the common stock of J. C. Penney Company, Inc., 12.50% per annum.
For the Securities linked to the common stock of Abercrombie & Fitch Co., 14.00% per annum.

Coupon Payment Dates3	Two business days following the relevant Observation Date, except that the Coupon Payment Date for the final Observation Date will be the Maturity Date.
Payment at Maturity (per $10.00 Security)
If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security plus the Contingent Coupon otherwise due on the Maturity Date.
If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than your initial investment equal to:
$10.00 + ($10.00 x Underlying Stock Return)
Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.

Underlying Stock Return	For each Security: Final Price – Initial Price Initial Price
Trigger Price
For the Securities linked to the common stock of Electronic Arts Inc., 59.00% of the Initial Price.
For the Securities linked to the common stock of J. C. Penney Company, Inc., 50.00% of the Initial Price.
For the Securities linked to the common stock of Abercrombie & Fitch Co., 50.00% of the Initial Price.

Coupon Barrier
For the Securities linked to the common stock of Electronic Arts Inc., 59.00% of the Initial Price.
For the Securities linked to the common stock of J. C. Penney Company, Inc., 50.00% of the Initial Price.
For the Securities linked to the common stock of Abercrombie & Fitch Co., 50.00% of the Initial Price.

Closing Price
On any scheduled trading day, the last reported sale price of the relevant Underlying Stock on the relevant exchange multiplied by the then-current relevant Stock Adjustment Factor, as determined by the calculation agent.

Initial Price	The Closing Price of one share of the relevant Underlying Stock on the Trade Date.
Final Price	The Closing Price of one share of the relevant Underlying Stock on the Final Valuation Date.
Stock Adjustment Factor
Initially 1.0 for each Underlying Stock, subject to adjustment for certain actions affecting each Underlying Stock. See “Description of Securities — Anti-dilution Adjustments” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT OF CONTINGENT COUPON, ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY PAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade Date:	The Closing Price of the Underlying Stock (Initial Price) is observed and the Trigger Price and Coupon Barrier are determined.

Quarterly:
If the Closing Price of the Underlying Stock on any Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you the Contingent Coupon applicable to such Observation Date on the related Coupon Payment Date.

The Securities will be automatically called if the Closing Price of the relevant Underlying Stock on any Observation Date is greater than or equal to the Initial Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to your initial investment plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature.

Maturity Date:
The Final Price and Underlying Stock Return will be determined on the Final Valuation Date.

If the Securities have not been called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities have not been called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than your initial investment equal to:

$10.00 + ($10.00 x Underlying Stock Return)

Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date, Maturity Date and Observation Dates may be changed so that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
3
Notwithstanding the provisions under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed and in the event that an Observation Date other than the Final Valuation Date is postponed, the relevant Call Settlement Date and Coupon Payment Date (other than the Maturity Date) will be the second business day after the Observation Date as postponed.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Stock. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay your initial investment in the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Price is greater than or equal to the Trigger Price. If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price, Deutsche Bank AG will pay you your initial investment plus the applicable Contingent Coupon otherwise due on the Maturity Date. However, if the Securities are not automatically called on any Observation Date and the Final Price is less than the Trigger Price, you will be fully exposed to any negative Underlying Stock Return, resulting in a loss of your initial investment that is proportionate to the decline in the Final Price as compared to the Initial Price. Accordingly, you could lose your entire initial investment.

♦
You May Not Receive Any Contingent Coupons — Deutsche Bank AG will not necessarily make periodic coupon payments on the Securities.  If the Closing Price of the Underlying Stock on any Observation Date is less than the Coupon Barrier, Deutsche Bank AG will not pay you the Contingent Coupon applicable to such Observation Date.  If the Closing Price of the Underlying Stock is less than the Coupon Barrier on each of the Observation Dates, Deutsche Bank AG will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Securities.

♦
Your Potential Return on the Securities is Limited to the Face Amount Plus Any Contingent Coupons and You Will Not Participate in Any Appreciation of the Underlying Stock — The Securities will not pay more than the Face Amount plus any Contingent Coupons payable over the term of the Securities. Therefore, your potential return on the Securities will be limited to the Contingent Coupon Rate, but the total return will vary based on the number of Observation Dates on which the requirement for a Contingent Coupon has been met prior to maturity or an automatic call. If the Securities are automatically called, you will not participate in the appreciation of the Underlying Stock and you will not receive any Contingent Coupons in respect of any Observation Date after the applicable Call Settlement Date. If the Securities are automatically called on the first Observation Date, the total return on the Securities will be minimal. If the Securities are not called, you may be subject to the full downside performance of the Underlying Stock even though you were not able to participate in any of the Underlying Stock's potential appreciation.

♦
Contingent Repayment of your Initial Investment Applies Only if You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative your initial investment even if the Closing Price of the Underlying Stock is above the Trigger Price.

♦
Higher Contingent Coupon Rates are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Underlying Stock reflects a higher expectation as of the Trade Date that the Closing Price of the Underlying Stock could close below the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for the Securities. However, while the Contingent Coupon Rate is set on the Trade Date, the Underlying Stock’s volatility can change significantly over the term of the Securities. The price of the Underlying Stock could fall sharply, which could result in a significant loss of your initial investment.

♦
Reinvestment Risk — If your Securities are called early, the holding period over which you would receive any applicable Contingent Coupon, which is based on the relevant Contingent Coupon Rate as specified on the cover hereof, could be as little as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦
Risks Relating to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call, and any payment of your initial investment at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stock would have.

♦
Investing in the Securities is Not the Same as Investing in the Underlying Stock — The return on your Securities may not reflect the return you would realize if you directly invested in the Underlying Stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Underlying Stock would have. Further, you will not participate in any potential appreciation of the Underlying Stock, which could be significant.

♦
Single Stock Risk — The price of the Underlying Stock can rise or fall sharply due to factors specific to the Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about each Underlying Stock and its issuer, please see “The Underlying Stocks” in this free writing prospectus and each issuer’s SEC filings referred to in those sections.

♦
If the Price of the Underlying Stock Changes, the Value of Your Securities May Not Change in the Same Manner — Your Securities may trade quite differently from the Underlying Stock. Changes in the market price of the Underlying Stock may not result in a comparable change in the value of your Securities.

♦
The Anti-Dilution Protection is Limited — The calculation agent will make adjustments to the relevant Stock Adjustment Factor, which will initially be set at 1.0, for certain events affecting the relevant Underlying Stock. See “Description of Securities

— Anti-Dilution Adjustments” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.

♦
There is no Affiliation Between the Issuers of the Underlying Stocks and Us, and We Have Not Participated in the Preparation of, or Independently Verified, Any Disclosure by Such Issuers — We are not affiliated with the issuers of the Underlying Stocks (each, an “Underlying Stock Issuer”). However, we and our affiliates may currently or from time to time in the future engage in business with the Underlying Stock Issuers. Nevertheless, neither we nor our affiliates have participated in the preparation of, or independently verified, any information about the Underlying Stocks and the Underlying Stock Issuers. You, as an investor in the Securities, should make your own investigation into the Underlying Stocks and the Underlying Stock Issuers. The Underlying Stock Issuers are not involved in the Securities offered hereby in any way and have no obligations of any sort with respect to your Securities. None of the Underlying Stock Issuers have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦
Past Performance of the Underlying Stocks is no Guide to Future Performance — The actual performance of the relevant Underlying Stock may bear little relation to the historical prices of the Underlying Stock, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Underlying Stock.

♦
The Securities Have Certain Built-In Costs — While the payment at maturity or upon an automatic call described in this free writing prospectus is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
There May be Little or no Secondary Market for the Securities — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities — While we expect that, generally, the price of the Underlying Stock will affect the value of the Securities more than any other single factor, the value of the Securities will also be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

♦	the time remaining to maturity of the Securities;

♦	the market price and dividend rates of the Underlying Stock and the stock market generally;

♦	interest rates and yields in the market generally and in the markets of the Underlying Stock;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
Trading and Other Transactions by Us or Our Affiliates, or UBS or its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Underlying Stock and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS or its affiliates, may also engage in trading in instruments linked to the Underlying Stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying Stock. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investing strategies relating to the Securities.

♦
We and our affiliates, or UBS AG and its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Affect the Underlying Stock Price and the Value of Securities — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Stock to which the Securities are linked.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the Underlying Stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Stock, may adversely affect the market price of the Underlying Stock and therefore, the value of the Securities.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Underlying Stock, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Final Price of the Underlying Stock and payment at maturity or upon an automatic call based on the Closing Price of the Underlying Stock in the market. The calculation agent can postpone the determination of the Closing Price of the Underlying Stock if a market disruption event occurs on any of the Observation Dates.

♦
The U.S. Tax Consequences of an Investment in the Securities Are Uncertain — There is no controlling legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts with associated contingent coupons. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following table and hypothetical examples below illustrate the payment upon an automatic call or at maturity for a hypothetical range of performance for the Underlying Stock. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of any Underlying Stock relative to its Initial Price. We cannot predict the Final Price or the Closing Price of any Underlying Stock on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of any Underlying Stock. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the payment at maturity or upon an automatic call per Security on a hypothetical offering of Securities based on the following assumptions*:

Term:	Approximately 1 year, subject to an automatic call
Hypothetical Initial Price*:	$40.00
Hypothetical Trigger Price*:	$20.00 (50.00% of the Hypothetical Initial Price)
Hypothetical Coupon Barrier*:	$20.00 (50.00% of the Hypothetical Initial Price)
Hypothetical Contingent Coupon Rate*:	12.00% per annum (or 3.00% per quarter)
Hypothetical Contingent Coupon*:	$0.30 per quarter
Observation Dates:	Quarterly

*
Based on a hypothetical Contingent Coupon Rate of 12.00% per annum. The Initial Price, Coupon Barrier and Trigger Price for each Security will be set on the Trade Date and the actual Contingent Coupon Rate for each Security is set forth in "Indicative Terms" and on the cover of this free writing prospectus.

Example 1 — The Securities are called on the first Observation Date.

Date	Closing Price	Payment (per Security)
First Observation Date	$50.00 (at or above Initial Price)	$10.30 (Face Amount plus Contingent Coupon)
	Total Payment:	$10.30 (3.00% return)

Since the Securities are called on the first Observation Date, Deutsche Bank AG will pay you on the applicable Call Settlement Date a total of $10.30 per Security, reflecting your initial investment plus the applicable Contingent Coupon and representing a 3.00% total return on the Securities.  No further amount will be owed to you under the Securities.

Example 2 — The Securities are called on the third Observation Date.

Date	Closing Price	Payment (per Security)
First Observation Date	$39.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Second Observation Date	$35.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Third Observation Date	$45.00 (at or above Initial Price)	$10.30 (Face Amount plus Contingent Coupon)
	Total Payment:	$10.90 (9.00% return)

Since the Securities are called on the third Observation Date, Deutsche Bank AG will pay you on the applicable Call Settlement Date a total of $10.30 per Security, reflecting your initial investment plus the applicable Contingent Coupon.  Taking into account the Contingent Coupon payments of $0.60 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of $10.90 per Security, representing a 9.00% total return on the Securities.  No further amount will be owed to you under the Securities.

Example 3 — The  Securities are NOT called and the Final Price of the Underlying Stock is at or above the Trigger Price and Coupon Barrier.

Date	Closing Price	Payment (per Security)
First Observation Date	$35.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Second Observation Date	$18.00 (below Coupon Barrier)	$0.00
Third Observation Date	$15.00 (below Coupon Barrier)	$0.00
Final Observation Date	$25.00 (at or above Trigger Price and Coupon Barrier; below Initial Price)	$10.30 (Payment at Maturity)
	Total Payment:	$10.60 (6.00% return)

At maturity, Deutsche Bank AG will pay you a total of $10.30 per Security, reflecting your initial investment plus the applicable Contingent Coupon.  Taking into account the Contingent Coupon payment of $0.30 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of $10.60 per Security, representing a 6.00% total return on the Securities.

Example 4 — The Securities are NOT called and the Final Price of the Underlying Stock is below the Trigger Price.

Date	Closing Price	Payment (per Security)
First Observation Date	$35.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Second Observation Date	$30.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Third Observation Date	$25.00 (at or above Coupon Barrier; below Initial Price)	$0.30 (Contingent Coupon)
Final Observation Date	$18.00 (below Trigger Price and Coupon Barrier)	$10.00 + [$10.00 × Underlying Stock Return] = $10.00 + [$10.00 × -55%] = $10.00 - $5.50 = $4.50 (Payment at Maturity)
	Total Payment:	$5.40 (-46.00% return)

Since the Securities are not called and the Final Price of the Underlying Stock is below the Trigger Price, Deutsche Bank AG will pay you at maturity $4.50 per Security.  Taking into account the Contingent Coupon payments of $0.90 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you $5.40 per Security, representing a loss on the Securities of 46.00%.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, your initial investment will be fully exposed to any negative Underlying Stock Return, resulting in a loss on the Face Amount that is proportionate to the decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

The Underlying Stocks

All disclosures contained in this free writing prospectus regarding each Underlying Stock are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates have participated in the preparation of, or independently verified, such information about any Underlying Stock contained in this free writing prospectus. You should make your own investigation into each Underlying Stock.

Included on the following pages is a brief description of each Underlying Stock Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of each Underlying Stock as an indication of future performance. Each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file certain financial and other information specified by the SEC periodically. Information filed by each Underlying Stock Issuer with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by each Underlying Stock Issuer under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Electronic Arts Inc.

According to publicly available information, Electronic Arts Inc. develops, markets, publishes and distributes game software and content that can be played by consumers on a variety of video game machines and electronic devices. Information filed by Electronic Arts Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-17948, or its CIK Code: 0000712515. Electronic Arts Inc. is traded on the NASDAQ Global Select Market under the symbol “EA.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Electronic Arts Inc., based on daily closing prices on the primary exchange for Electronic Arts Inc., as reported by Bloomberg. Electronic Arts Inc.’s closing price on May 23, 2012 was $14.69. The actual Initial Price will be the Closing Price of Electronic Arts Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$53.68	$48.22	$50.36
4/1/2007	6/30/2007	$54.36	$46.62	$47.32
7/1/2007	9/30/2007	$58.35	$48.09	$55.99
10/1/2007	12/31/2007	$61.40	$53.78	$58.41
1/1/2008	3/31/2008	$56.14	$44.41	$49.92
4/1/2008	6/30/2008	$54.57	$43.62	$44.43
7/1/2008	9/30/2008	$49.07	$33.97	$36.99
10/1/2008	12/31/2008	$32.68	$15.12	$16.04
1/1/2009	3/31/2009	$19.65	$14.86	$18.19
4/1/2009	6/30/2009	$23.46	$17.76	$21.72
7/1/2009	9/30/2009	$21.98	$17.82	$19.05
10/1/2009	12/31/2009	$20.91	$16.11	$17.75
1/1/2010	3/31/2010	$18.85	$15.94	$18.66
4/1/2010	6/30/2010	$19.97	$14.33	$14.40
7/1/2010	9/30/2010	$17.38	$14.43	$16.45
10/1/2010	12/31/2010	$17.82	$14.85	$16.38
1/1/2011	3/31/2011	$19.84	$15.00	$19.53
4/1/2011	6/30/2011	$24.42	$19.69	$23.60
7/1/2011	9/30/2011	$25.05	$17.62	$20.45
10/1/2011	12/31/2011	$25.20	$19.76	$20.60
1/1/2012	3/31/2012	$21.30	$16.34	$16.49
4/1/2012	5/23/2012*	$16.65	$14.10	$14.69

*
As of the date of this free writing prospectus, available information for the second calendar quarter of 2012 includes data for the period through May 23, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of the common stock of Electronic Arts Inc. from May 23, 2007 through May 23, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 59.00% of $14.69, which was the closing price of the common stock of Electronic Arts Inc. on May 23, 2012. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

J. C. Penney Company, Inc.

According to publicly available information, J. C. Penney Company, Inc., through a subsidiary, provides merchandise and services to consumers through the internet and department stores that it operates in the United States and Puerto Rico. Information filed by J. C. Penney Company, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-15274, or its CIK Code: 0001166126. The common stock of J. C. Penney Company, Inc. is traded on the New York Stock Exchange under the symbol “JCP.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of J. C. Penney Company, Inc., based on daily closing prices on the primary exchange for J. C. Penney Company, Inc., as reported by Bloomberg. J. C. Penney Company, Inc.’s closing price on May 23, 2012 was $27.26. The actual Initial Price will be the Closing Price of J. C. Penney Company, Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$86.35	$76.30	$82.16
4/1/2007	6/30/2007	$84.06	$69.92	$72.38
7/1/2007	9/30/2007	$76.60	$62.12	$63.37
10/1/2007	12/31/2007	$68.71	$40.07	$43.99
1/1/2008	3/31/2008	$50.45	$34.57	$37.71
4/1/2008	6/30/2008	$46.32	$35.98	$36.29
7/1/2008	9/30/2008	$43.29	$28.40	$33.34
10/1/2008	12/31/2008	$31.37	$14.38	$19.70
1/1/2009	3/31/2009	$22.50	$14.18	$20.07
4/1/2009	6/30/2009	$32.59	$21.15	$28.71
7/1/2009	9/30/2009	$34.43	$26.27	$33.75
10/1/2009	12/31/2009	$36.81	$26.61	$26.61
1/1/2010	3/31/2010	$33.59	$24.30	$32.17
4/1/2010	6/30/2010	$33.67	$21.16	$21.48
7/1/2010	9/30/2010	$27.44	$19.50	$27.18
10/1/2010	12/31/2010	$34.47	$27.44	$32.31
1/1/2011	3/31/2011	$37.67	$29.08	$35.91
4/1/2011	6/30/2011	$39.42	$29.92	$34.54
7/1/2011	9/30/2011	$35.03	$23.81	$26.78
10/1/2011	12/31/2011	$35.67	$26.12	$35.15
1/1/2012	3/31/2012	$43.13	$33.28	$35.43
4/1/2012	5/23/2012*	$36.72	$25.94	$27.26

*
As of the date of this free writing prospectus, available information for the second calendar quarter of 2012 includes data for the period through May 23, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of the common stock of J. C. Penney Company, Inc. from May 23, 2007 through May 23, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 50.00% of $27.26, which was the closing price of the common stock of J. C. Penney Company, Inc. on May 23, 2012. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Abercrombie & Fitch Co.

According to publicly available information, Abercrombie & Fitch Co. is a retailer that operates stores and direct-to-consumer operations, selling a broad array of products, including: casual sportswear apparel, including knit and woven shirts, graphic t-shirts, fleece, jeans and woven pants, shorts, sweaters, and outerwear; personal care products; and accessories for men, women and kids. Information filed by Abercrombie & Fitch Co. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12107, or its CIK Code: 0001018840. The common stock of Abercrombie & Fitch Co. is traded on the New York Stock Exchange under the symbol “ANF.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Abercrombie & Fitch Co., based on daily closing prices on the primary exchange for Abercrombie & Fitch Co., as reported by Bloomberg. Abercrombie & Fitch Co.’s closing price on May 23, 2012 was $35.34. The actual Initial Price will be the Closing Price of Abercrombie & Fitch Co.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$83.22	$71.06	$75.68
4/1/2007	6/30/2007	$84.36	$71.52	$72.98
7/1/2007	9/30/2007	$84.32	$68.15	$80.70
10/1/2007	12/31/2007	$84.51	$71.05	$79.97
1/1/2008	3/31/2008	$82.06	$70.20	$73.14
4/1/2008	6/30/2008	$77.02	$61.41	$62.68
7/1/2008	9/30/2008	$63.09	$35.74	$39.45
10/1/2008	12/31/2008	$36.06	$14.15	$23.07
1/1/2009	3/31/2009	$26.33	$17.11	$23.80
4/1/2009	6/30/2009	$32.26	$22.71	$25.39
7/1/2009	9/30/2009	$34.34	$23.00	$32.88
10/1/2009	12/31/2009	$41.84	$30.60	$34.85
1/1/2010	3/31/2010	$46.65	$29.98	$45.64
4/1/2010	6/30/2010	$49.98	$30.39	$30.69
7/1/2010	9/30/2010	$39.53	$30.71	$39.32
10/1/2010	12/31/2010	$58.14	$37.75	$57.63
1/1/2011	3/31/2011	$59.30	$48.36	$58.70
4/1/2011	6/30/2011	$76.35	$59.17	$66.92
7/1/2011	9/30/2011	$77.14	$56.36	$61.56
10/1/2011	12/31/2011	$76.81	$44.65	$48.84
1/1/2012	3/31/2012	$53.53	$40.40	$49.61
4/1/2012	5/23/2012*	$53.29	$35.34	$35.34

*
As of the date of this free writing prospectus, available information for the second calendar quarter of 2012 includes data for the period through May 23, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of the common stock of Abercrombie & Fitch Co. from May 23, 2007 through May 23, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 50.00% of $35.34, which was the closing price of the common stock of Abercrombie & Fitch Co. on May 23, 2012. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

What Are the Tax Consequences of an Investment in the Securities?

Due to the lack of controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities. Our special tax counsel, Davis Polk & Wardwell LLP, believes that it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid financial contracts with associated contingent coupons. Our special tax counsel has advised, however, that it is unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss on the Securities. If this treatment is respected, upon a sale or exchange of the Securities, you generally should recognize short-term capital gain or loss equal to the difference between the amount of cash received (other than any coupon payment) and your adjusted tax basis in the Securities, although the treatment of sales proceeds attributable to an accrued but unpaid coupon is unclear. While the U.S. federal income tax treatment of the stated coupon payments on the Securities is uncertain, in the event that we are required to file information returns with respect to stated coupon payments to certain U.S. holders, we expect to treat these payments as ordinary income. Insofar as we have responsibility as a withholding agent, we expect to treat any coupon payments on the Securities made to a non-U.S. holder as U.S.-source income subject to withholding at a rate of 30% absent a claim for an exemption or reduction under an applicable income tax treaty.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.15 per $10.00 Security. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in these offerings to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.